Exhibits 5.2 and 23.3

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

July 19, 2023

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

FedEx Corporation, a Delaware corporation (the “Company”), and Federal Express Corporation, a Delaware Corporation (“Express”), are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) shares of common stock, par value $0.10 per share (the “Common Stock”) of the Company; (b) the Company’s senior debt securities (the “Debt Securities”), which may be fully and unconditionally guaranteed by one or more of Express, Federal Express Europe, Inc., Federal Express Holdings S.A., LLC, Federal Express International, Inc., FedEx Corporate Services, Inc., FedEx Freight Corporation and FedEx Ground Package System, Inc. (collectively, the “Delaware Guarantors”), and FedEx Freight, Inc. and FedEx Office and Print Services, Inc. (together, the “Non-Delaware Guarantors”, and collectively with the Delaware Guarantors, the “Guarantors”), and which may be issued pursuant to the provisions of a base indenture, dated as of October 23, 2015 (the “Indenture”), between the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”); (c) guarantees (the “Debt Securities Guarantees”) of the Debt Securities by the Guarantors, to be issued under the Indenture; (d) one or more series of pass through certificates (the “Pass Through Certificates”) which may be issued by one or more trusts formed by Express in one or more series relating to certain equipment notes to be issued by Express (the “Equipment Notes”) pursuant to the provisions of a pass through trust agreement, dated as of August 13, 2020 (the “Pass Through Trust Agreement”), between Express and Wilmington Trust Company, as pass through trustee (the “Pass Through Trustee”), and (e) guarantees of the Equipment Notes relating to the Pass Through Certificates (the “PTC Guarantees”) by the Company pursuant to a guarantee, the form of which is included as Exhibit 4.10 to the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company, the Pass Through Trustee, Express and the other Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company, the Pass Through Trustee, Express and the other Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

FedEx Corporation

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company and, if applicable, the Guarantors; the specific terms of a particular series of Debt Securities and, if applicable, the related Debt Securities Guarantees, have been duly authorized and established in accordance with the Indenture; and such Debt Securities and, if applicable, the related Debt Securities Guarantees, have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company and each of the related Debt Securities Guarantees will constitute valid and binding obligations of each respective Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture or any Debt Securities Guarantee that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.	With respect to the Pass Through Certificates of any series, when the execution, authentication, issuance and delivery of such Pass Through Certificates by the Pass Through Trustee shall have been duly authorized by all necessary corporate action of Express and the Pass Through Trustee; the specific terms of such series of Pass Through Certificates have been duly authorized and established in accordance with the Pass Through Trust Agreement; the trust supplement establishing the terms of such series of Pass Through Certificates and forming the related trust shall have been duly authorized, executed and delivered by Express and the Pass Through Trustee in accordance with the terms and conditions of the Pass Through Trust Agreement; and such Pass Through Certificates shall have been duly executed, authenticated, issued and delivered by the Pass Through Trustee and issued, sold, and paid for as contemplated by each of the Registration Statement, the Pass Through Trust Agreement, the related trust supplement and the applicable underwriting or other agreement against payment therefor, such Pass Through Certificates will constitute valid and binding obligations of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3.	With respect to the PTC Guarantee for the Pass Through Certificates of any series, when the execution and delivery of such PTC Guarantee shall have been duly authorized by all necessary corporate action of the Company and such PTC Guarantee shall have been duly executed and delivered by the Company and issued by the Company as contemplated by the Registration Statement, the Pass Through Trust Agreement and the related trust supplement, such PTC Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

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FedEx Corporation

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company, the Board of Directors of Express and the Board of Directors of each other Guarantor, as the case may be, shall have duly established the terms of such security and the related supplemental indenture or trust supplement and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company, Express and the other Delaware Guarantors shall remain, and each of the Pass Through Trustee and the Non-Delaware Guarantors is, and shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full power and authority to enter into and perform its obligations under such security, the Indenture, the Debt Securities Guarantees, the Pass Through Trust Agreement, and each PTC Guarantee, in each case, to the extent a party thereto; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and any supplemental indenture thereto, the Debt Securities, the Debt Securities Guarantees, the Pass Through Trust Agreement and any trust supplement related thereto, the Pass Through Trust Certificates and each PTC Guarantee are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company, the Pass Through Trustee, Express and each other Guarantor); (v) the Indenture has been duly authorized, executed, and delivered by the Trustee and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company, the Pass Through Trustee, Express or any other Guarantor of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, the Pass Through Trustee, Express or such other Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, Express, the Pass Through Trustee or the Guarantors, any document or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any document or any of its affiliates due to the specific assets or business of such party or such affiliate. In particular, we express no opinion as to any matters involving aviation law, including (i) the Transportation Code or any other laws, governmental rules or regulations specific to any aircraft, (ii) the Cape Town Convention together with the “regulations” as defined in the Cape Town Convention and the “International Registry Procedures” as defined in such regulations and all other rules, amendments, supplements and revisions to the foregoing in this clause (ii) (collectively, “Cape Town”), all as in effect on the date hereof in the United States, including without limitation any filings or registrations that may be required under Cape Town, (iii) any federal laws of the United States implementing Cape Town or any requirements thereof. Insofar as the foregoing opinion involves matters governed by the laws of the States of Arkansas or Texas, we have relied, without independent inquiry or investigation, on the opinions of Christina R. Conrad, Vice President — Employment Law and Assistant Secretary of FedEx Freight, Inc., and Tiffany H. Brunson, Vice President, Legal & General Counsel of FedEx Office and Print Services, Inc., delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in each prospectus, each of which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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